Exhibit 99.1
Nordstrom 401(k) Plan &
Profit Sharing
Financial Statements as of and for the Years Ended
December 31, 2006 and 2005, and Supplemental Schedule as of
December 31, 2006, and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING
TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2006 and 2005	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2006 and 2005	3

Notes to Financial Statements	4

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2006:

Schedule of Assets Held for Investment Purposes	11
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Administrative Committee
Nordstrom 401(k) Plan & Profit Sharing
Seattle, Washington
We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2006 and 2005, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2006, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan sponsor’s management. Such supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic 2006 financial statements and, in our opinion, is fairly stated, in all material respects, when considered in relation to the basic financial statements taken as a whole.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
June 15, 2007

NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

	2006	2005

ASSETS:
Participant-directed investments — at fair value	$1,701,767	$1,461,370
Employer contributions receivable	59,890	66,436
Accrued interest and dividends receivable	462	355
Other assets	2,169	2,092

Total assets	1,764,288	1,530,253

LIABILITIES:
Trustee and administrative fees payable	579	463
Excess contributions payable to participants	868	761

Total liabilities	1,447	1,224

NET ASSETS AVAILABLE FOR BENEFITS AT FAIR VALUE	$1,762,841	$1,529,029

Adjustments from fair value to contract value for fully benefit-responsive investment contracts	134	122

NET ASSETS AVAILABLE FOR BENEFITS	$1,762,975	$1,529,151

The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2006 and 2005
(dollar amounts in thousands)

	2006	2005
ADDITIONS:
Employer contributions	$59,890	$66,436
Participant contributions	67,762	63,917

Investment income:
Net realized and unrealized investment gains	158,921	141,967
Interest and dividends	62,888	33,656

Total investment income	221,809	175,623

Total additions	349,461	305,976

DEDUCTIONS:
Benefit payments to participants	(112,800)	(99,377)
Trustee fees, administrative expenses, and other	(2,837)	(2,728)

Total deductions	(115,637)	(102,105)

NET ADDITIONS	233,824	203,871

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,529,151	1,325,280

End of year	$1,762,975	$1,529,151

The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES
General—The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions. The following description is for informational purposes only and does not bind the Plan.
All employees in an eligible employment classification of Nordstrom, Inc. and participating subsidiaries (the “Company”) are eligible to participate in the Plan. For purposes of eligibility for Company profit sharing and matching contributions, participation begins on the first day of the calendar month coinciding with or following the one-year anniversary from the employee’s original hire date. For purposes of eligibility to make elective salary deferrals (401(k) contributions), participation begins on the first of the month coinciding with or following three full months of employment. The Plan also contains special eligibility provisions to ensure that all employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code.
Eligible employees who do not make an affirmative salary deferral election or affirmatively opt out of the Plan, are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s employment commencement date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan year ended December 31, 2006, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan Year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).
Plan Contributions—Profit Sharing Contributions—The Company’s Board of Directors establishes the Company profit sharing contribution, if any, each year. The Board of Directors has complete discretion in determining the amount of the profit sharing contribution. Profit sharing contributions are invested in participant-directed investments or defaulted into the Nordstrom Select Moderate Fund. The Company’s contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the actively employed participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Internal Revenue Code ($220 for the Plan Year ended December 31, 2006).

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

Employee 401(k) Contributions—Non-Highly Compensated Employees (NHCEs) may elect to defer 1% to 50% of eligible compensation on a pretax basis. The maximum elective salary deferral percentage for Highly Compensated Employees (HCEs) is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis. For all employees, the Internal Revenue Service (IRS) limits participant contributions to a maximum of $15 in 2006.
Company Matching Contributions—The Company’s matching contribution consists of a match of 100% of eligible participants’ elective contributions up to 4% of the participants’ eligible compensation.
Investment Programs—Participants are able to direct their accounts (including Company matching and profit sharing contributions) within any of the available funds, which are listed in the accompanying Schedule of Assets Held for Investment Purposes.
Participation in Investment Activity—Individual accounts are credited daily with a pro rata share of investment income (loss) experienced by the respective Plan funds into which their account balances have been directed.
Vesting in the Plan— Employees who terminate employment due to retirement, death, or disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, disability, or death, the amounts credited to the accounts of participants are vested as follows:
Company Profit Sharing Contributions—Participants are 100% vested in Company profit sharing contributions attributable to years of service on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a payroll calendar year) until 100% vested at seven years.
Employee Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions—Company matching contributions for employees hired prior to January 1, 2000, are 100% vested. Company matching contributions for employees whose first hour of service with the Company occurred on or after January 1, 2000 vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are 100% vested.
Forfeitures—Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions and, to the extent any forfeitures remain, to offset future Company profit sharing contributions. During the years ended December 31, 2006 and 2005, employer contributions were offset by forfeitures of $1,316 and $1,436, respectively.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance excluding the rollover account exceeds $1, elect to remain in the plan. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.
Payment of Benefits—Benefits are recorded when paid.
Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2006 range from 5.0% to 10.5% and are determined at the time the loan is approved. Principal and interest are paid semi-monthly through payroll deductions. Participants may pay monthly upon termination or leave of absence. Payment obligations are suspended for participants during periods of qualified military service. No more than two loans may be outstanding at any one time.
Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Select Funds) and Mellon Bank, N.A. (Mellon) (Nordstrom Select Funds only). Wells Fargo Bank, N.A. (Wells Fargo), served as the Trustee and Custodian for the Plan’s General Balanced Fund through March 31, 2005, at which time the Plan transitioned those services to Mellon. Coinciding with the transition of trustee services to Mellon, the name of the General Balanced Fund was changed to the Nordstrom Select Moderate Fund. Additionally, two new funds called the Nordstrom Select Conservative Fund and Nordstrom Select Growth Fund, were created. These funds invest in the same underlying assets as the Select Moderate Fund, but have different allocations to the various asset classes to create varying risk/return profiles. Beginning on April 1, 2005, Mellon serves as the Trustee and Custodian for the Nordstrom Select Funds.
The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors comprised of the following individuals as of December 31, 2006:

•	Mary D. Amundson	Divisional Vice President of Employee Benefits
•	D. Wayne Gittinger	Former Director of the Company and Partner, Lane Powell PC (a law firm)
•	Michael G. Koppel	Executive Vice President and Chief Financial Officer
•	Brooke White	Vice President of Corporate Communications
•	Erik Nordstrom	Executive Vice President and President of Stores
•	Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

Putnam Fiduciary Trust Company provided administrative services to the Plan through December 31, 2004. In 2005, Putnam’s recordkeeping business was spun off to create Mercer Human Resource Services, LLC. Under that company, Mercer Human Resource Services provided administrative services and Mercer Trust Company served as asset trustee to the Plan (for all assets except the Nordstrom Select Funds) for the years ended December 31, 2005 and 2006.
Termination of the Plan—The Company reserves the right to suspend, discontinue, or terminate the Plan at any time. The Company may determine whether a suspension or discontinuance will or will not constitute termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
Tax Status—The IRS has determined and informed the Company by a letter dated October 4, 2004, that the Plan is designed in conformity with the applicable requirements of the Internal Revenue Code (“IRC”). The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
In a prior year, the Company identified some minor administrative issues with respect to the Plan and has worked to correct such issues through one of the IRS’s voluntary correction programs. The IRS accepted the Company’s proposed correction in August of 2004. The IRS approved corrections were completed in January of 2005 and the issue is now resolved.
Basis of Accounting—The accompanying financial statements have been prepared on the accrual basis of accounting.
Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. This amount represents the cash surrender value of the New England Life Insurance policy.
Investment Income—Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year of investments held at that date and the cost of investments purchased during the year.
Benefits Payable—Benefits payable to participants who have withdrawn from participation in the Plan as of December 31, 2006 and 2005, were $29 and $162, respectively.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

Adoption of new Accounting Guidance—The financial statements reflect the retroactive adoption of Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”). As required by the FSP, the statements of net assets available for benefits presents investment contracts at fair value as well as an additional line item showing an adjustment of fully benefit contracts from fair value to contract value. The statement of changes in net assets available for benefit is presented on a contract value basis and was not affected by the adoption of the FSP. The adoption of the FSP did not impact the amount of net assets available for benefits at December 31, 2005.
2.	INVESTMENTS
The Plan’s investments are held by the trustees and are recorded at fair value. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Common stock is valued at quoted market prices. Common collective trust funds are stated at fair value as determined by the issuer of the common/collective trust funds based on the fair market value of the underlying investments. Common collective trust funds with underlying investments in investment contracts are valued at fair market value of the underlying investments and then adjusted by the issuer to contract value.
The Putnam Stable Value Fund is a stable value fund that is a common collective trust fund. The fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds, and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals.
The average yields for the Putnam Stable Value fund at December 31 are as follows:

	2006	2005
Average yields:
Based on annualized earnings (1)	4.70%	4.70%
Based on interest rate credited to participants (2)	5.10%	4.70%

(1)	Computed by dividing the annualized one-day actual earnings of the contract on the last day of the plan year by the fair value of the investments on the same date.

(2)	Computed by dividing the annualized one-day earnings credited to participants on the last day of the plan year by the fair value of the investments on the same date.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

     The following table presents the value of investments that represent 5% or more of the Plan’s net assets recorded at December 31:

	2006	2005

Nordstrom Select Moderate Fund	$458,129	$428,711
Nordstrom, Inc. common stock	283,958	222,041
American Funds Europacific Growth	184,837	143,031
George Putnam Fund	133,174	117,866
Dodge & Cox Stock Fund	126,747	92,349
Putnam Stable Value Fund	105,614	95,675
During 2006 and 2005, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated/(depreciated) in value as follows:

	2006	2005
Investments
Common stock	$69,651	$82,853
Mutual funds/Proprietary plan fund	88,165	59,269
Common/collective trust	6	89
Brokerage assets	1,099	(244)

	$158,921	$141,967

3.	RELATED PARTY TRANSACTIONS
Wells Fargo Bank was trustee of the Plan’s General Balanced Fund through March 31, 2005. Mellon Bank, N.A. has been trustee of the Nordstrom Select Funds since April 1, 2005. Putnam Fiduciary Trust Company was trustee of all assets of the Plan other than the General Balanced Trust Fund until December 31, 2004. Effective January 1, 2005, Putnam Fiduciary Trust Company changed its name to Mercer Trust Company and has been trustee of all assets of the Plan other than the Nordstrom Select Funds since that date. Accordingly, Mellon Bank, N.A., Mercer Trust Company, Wells Fargo Bank, and Putnam Fiduciary Trust Company are each a party-in-interest with respect to the Plan. The Plan invested in investment funds managed by affiliates of Mercer Trust Company and Putnam Fiduciary Trust Company during 2006 and 2005. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mellon Bank and Mercer Trust Company amounted to $167 and $762 for 2006. Fees paid by the Plan to Wells Fargo Bank, Mellon Bank, Mercer Trust Company, and Putnam Fiduciary Trust Company amounted to $166, $102, $591, and $204, respectively, for 2005.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(dollar amounts in thousands)

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, miscellaneous reimbursement of direct expenses paid by the Plan to the Company for Plan operations and administration amounted to $26 for 2005. There were no such reimbursements in 2006.
4.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain compliance requirements of non-discrimination rules under ERISA and IRS guidelines. For the Plan years ended December 31, 2006 and 2005, the Plan failed certain of these non-discrimination tests due to lower levels of contribution participation by non-highly compensated eligible Plan participants. In order to meet the compliance requirements, the Plan refunded a portion of the contributions made by highly compensated participants. The refund for 2006, paid in March 2007, totaled $868 and included approximately $127 of investment earnings. The refund amount for 2005 was $761, paid in March 2006, including approximately $117 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the December 31, 2006 and 2005 Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2006 and 2005.
5.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

	2006	2005

Net assets available for benefits per the financial statements	$1,762,975	$1,529,151
Trustee and administrative fees payable	579	463

Net assets available for benefits per Form 5500	$1,763,554	$1,529,614

NORDSTROM 401(k) PLAN & PROFIT SHARING
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 2006
(dollar amounts in thousands)

Identity of issuer, borrower,	Description of investment including maturity date,		Fair
lessor or similar party	rate of interest, collateral, par, or maturity value		Value

* Party-in-interest

* Nordstrom, Inc.	Nordstrom Stock Fund	Common stock	$283,958
American Funds	American Funds Europacific Growth	Mutual fund	184,837
* Putnam Investments	George Putnam Fund	Mutual fund	133,174
Dodge & Cox	Dodge & Cox Stock Fund	Mutual fund	126,747
* Putnam Investments	Putnam Stable Value Fund	Common/collective trust	105,748
Rainier	Rainier Small Cap Equity Institutional	Mutual Fund	86,203
Neuberger & Berman	Small Cap NBF Genesis Fund	Mutual fund	74,454
Vanguard	Vanguard Institutional Index Fund	Mutual fund	66,729
Allianz Global Investors	Allianz RCM Large Cap Growth Fund	Mutual fund	51,349
PIMCO	PIMCO Total Return Fund	Mutual fund	42,657
Self-directed brokerage	Brokerage Securities	Brokerage assets	10,575
* Putnam Investments	SDB Money Market Fund	Money Market	1,550
* Putnam Investments		Pending cash account	190
* Participant Loans	Loan interest rates range from 5.0% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.		61,416

Nordstrom Select Funds
(Including Nordstrom Select Conservative, Nordstrom Select Moderate, and Nordstrom Select Growth Funds)

Dodge & Cox	Dodge & Cox Income Fund	Mutual fund	93,823
PIMCO	PIMCO Total Return Fund	Mutual fund	92,930
Dodge & Cox	Dodge & Cox Stock Fund	Mutual fund	49,995
Frank Russell	Frank Russell Equity II Fund	Mutual fund	22,308
Neuberger & Berman	Neuberger Berman Genesis Institutional	Mutual fund	11,350
Capital Guardian	Capital Guardian International	Common/collective trust	73,892
Capital Guardian	Capital Guardian US Equity	Common/collective trust	69,829
The Boston Company	Pooled Employee Daily Liquidity Fund	Common/collective trust	916
Abbott Labs	Abbott Labs	Common Stock	623
Administaff, Inc.	Administaff, Inc.	Common Stock	86
Aetna, Inc.	Aetna, Inc.	Common Stock	605
Affiliated Managers Group, Inc.	Affiliated Managers Group, Inc.	Common Stock	34
Allergan, Inc.	Allergan, Inc.	Common Stock	524
Alliance Data Systems Corp.	Alliance Data Systems Corp.	Common Stock	162
Allied World Assurance Holdings, Ltd.	Allied World Assurance Holdings, Ltd.	Common Stock	70
American International Group, Inc.	American International Group, Inc.	Common Stock	924
Ameriprise Financial, Inc.	Ameriprise Financial, Inc.	Common Stock	65
Amgen, Inc.	Amgen, Inc.	Common Stock	471
Apple Inc., formerly Apple Computer, Inc.	Apple Inc., formerly Apple Computer, Inc.	Common Stock	916
aQuantive, Inc.	aQuantive, Inc.	Common Stock	94
Arch Capital Group Ltd.	Arch Capital Group Ltd.	Common Stock	145
Arena Resources, Inc.	Arena Resources, Inc.	Common Stock	75
Arthrocare Corp.	Arthrocare Corp.	Common Stock	87
ASML Holding N.V.	ASML Holding N.V.	Common Stock	57
Assurant, Inc.	Assurant, Inc.	Common Stock	157
AT&T, Inc.	AT&T, Inc.	Common Stock	1,283
Autodesk, Inc.	Autodesk, Inc.	Common Stock	524
Barr Pharmaceuticals, Inc.	Barr Pharmaceuticals, Inc.	Common Stock	63
Boeing Co.	Boeing Co.	Common Stock	524
Brush Engineered Materials Inc.	Brush Engineered Materials Inc.	Common Stock	44
Burlington Northern Santa Fe Corp.	Burlington Northern Santa Fe Corp.	Common Stock	642
Canadian Natural Resources Ltd.	Canadian Natural Resources Ltd.	Common Stock	735
Cardinal Health, Inc.	Cardinal Health, Inc.	Common Stock	515
Carter’s Inc. formerly Carter Holdings, Inc.	Carter’s Inc. formerly Carter Holdings, Inc.	Common Stock	85
CBL & Associates Properties, Inc.	CBL & Associates Properties, Inc.	Common Stock	28
Chaparral Steel Co.	Chaparral Steel Co.	Common Stock	89
Church & Dwight Co., Inc.	Church & Dwight Co., Inc.	Common Stock	80
Cisco Systems, Inc.	Cisco Systems, Inc.	Common Stock	648
Citigroup, Inc.	Citigroup, Inc.	Common Stock	1,281

Citrix Systems, Inc.	Citrix Systems, Inc.	Common Stock	81
Coach, Inc.	Coach, Inc.	Common Stock	668
Colgate-Palmolive Co.	Colgate-Palmolive Co.	Common Stock	979
CommScope, Inc.	CommScope, Inc.	Common Stock	85
Comverse Technology, Inc.	Comverse Technology, Inc.	Common Stock	71
Corning, Inc.	Corning, Inc.	Common Stock	183
CSX Corp.	CSX Corp.	Common Stock	96
Cytyc Corp.	Cytyc Corp.	Common Stock	166
Diamond Offshore Drilling, Inc.	Diamond Offshore Drilling, Inc.	Common Stock	208
Diodes, Inc.	Diodes, Inc.	Common Stock	78
Dril-Quip, Inc.	Dril-Quip, Inc.	Common Stock	86
East West Bancorp, Inc.	East West Bancorp, Inc.	Common Stock	122
El Paso Electric Co.	El Paso Electric Co.	Common Stock	99
EMCORE Corp.	EMCORE Corp.	Common Stock	21
Endo Pharmaceuticals Holdings, Inc.	Endo Pharmaceuticals Holdings, Inc.	Common Stock	117
Esterline Technologies Corp.	Esterline Technologies Corp.	Common Stock	48
F5 Network, Inc.	F5 Network, Inc.	Common Stock	78
Federated Department Stores, Inc.	Federated Department Stores, Inc.	Common Stock	778
FedEx Corp.	FedEx Corp.	Common Stock	652
First Potomac Realty Trust	First Potomac Realty Trust	Common Stock	48
Flow International Corp.	Flow International Corp.	Common Stock	48
Flowers Foods, Inc.	Flowers Foods, Inc.	Common Stock	57
Fluor Corp.	Fluor Corp.	Common Stock	616
Fomento Economico Mexicano SA de CV	Fomento Economico Mexicano SA de CV	Common Stock	156
FormFactor, Inc.	FormFactor, Inc.	Common Stock	83
Franklin Resources, Inc.	Franklin Resources, Inc.	Common Stock	892
GameStop Corp.	GameStop Corp.	Common Stock	110
GATX Corp.	GATX Corp.	Common Stock	108
Genentech, Inc.	Genentech, Inc.	Common Stock	495
General Cable Corp.	General Cable Corp.	Common Stock	59
General Electric Company	General Electric Company	Common Stock	1,741
Genesco, Inc.	Genesco, Inc.	Common Stock	73
Genworth Financial, Inc.	Genworth Financial, Inc.	Common Stock	554
GFI Group, Inc.	GFI Group, Inc.	Common Stock	128
Gilead Sciences, Inc.	Gilead Sciences, Inc.	Common Stock	1,013
Google, Inc.	Google, Inc.	Common Stock	1,335
Harris Corp.	Harris Corp.	Common Stock	34
HealthExtras, Inc.	HealthExtras, Inc.	Common Stock	75
Herman Miller, Inc.	Herman Miller, Inc.	Common Stock	193
Hewlett Packard Co.	Hewlett Packard Co.	Common Stock	1,464
Horizon Offshore, Inc.	Horizon Offshore, Inc.	Common Stock	7
Host Hotels & Resorts, Inc.	Host Hotels & Resorts, Inc.	Common Stock	69

Immucor, Inc.	Immucor, Inc.	Common Stock	79
Informatica Corp.	Informatica Corp.	Common Stock	57
Input/Output, Inc.	Input/Output, Inc.	Common Stock	48
Integra Lifesciences Holdings Corp.	Integra Lifesciences Holdings Corp.	Common Stock	113
Intel Corp.	Intel Corp.	Common Stock	881
Intersil Corp.	Intersil Corp.	Common Stock	87
Intuitive Surgical, Inc.	Intuitive Surgical, Inc.	Common Stock	62
Investment Technology Group, Inc.	Investment Technology Group, Inc.	Common Stock	112
ITC Holdings Corp.	ITC Holdings Corp.	Common Stock	22
JC Penny Co., Inc.	JC Penny Co., Inc.	Common Stock	924
Joy Global, Inc.	Joy Global, Inc.	Common Stock	234
Knot, Inc.	Knot, Inc.	Common Stock	76
Lazard Ltd.	Lazard Ltd.	Common Stock	123
Legg Mason, Inc.	Legg Mason, Inc.	Common Stock	247
Manitowoc Company, Inc.	Manitowoc Company, Inc.	Common Stock	62
Marriott International, Inc.	Marriott International, Inc.	Common Stock	1,067
Marvell Technology Group Ltd.	Marvell Technology Group Ltd.	Common Stock	788
Mattson Technology, Inc.	Mattson Technology, Inc.	Common Stock	48
McDermott International, Inc.	McDermott International, Inc.	Common Stock	183
Merrill Lynch & Co., Inc.	Merrill Lynch & Co., Inc.	Common Stock	1,248
Microchip Technology, Inc.	Microchip Technology, Inc.	Common Stock	43
Micros Systems, Inc.	Micros Systems, Inc.	Common Stock	105
Microsemi Corp	Microsemi Corp	Common Stock	108
Microsoft Corp.	Microsoft Corp.	Common Stock	1,269
Middleby Corp.	Middleby Corp.	Common Stock	52
Monster Worldwide, Inc.	Monster Worldwide, Inc.	Common Stock	42
Motorola, Inc.	Motorola, Inc.	Common Stock	866
MSC Industrial Direct Co., Inc.	MSC Industrial Direct Co., Inc.	Common Stock	98
Myriad Genetics, Inc.	Myriad Genetics, Inc.	Common Stock	102
National Oilwell Varco, Inc.	National Oilwell Varco, Inc.	Common Stock	116
Navigant Consulting, Inc.	Navigant Consulting, Inc.	Common Stock	30
Nektar Therapeutics	Nektar Therapeutics	Common Stock	51
Network Appliance, Inc.	Network Appliance, Inc.	Common Stock	59
NII Holdings, Inc.	NII Holdings, Inc.	Common Stock	103
Noble Corp.	Noble Corp.	Common Stock	320
Noble Energy, Inc.	Noble Energy, Inc.	Common Stock	37
Northern Trust Corp.	Northern Trust Corp.	Common Stock	206
Novartis AG	Novartis AG	Common Stock	699
NutriSystem, Inc.	NutriSystem, Inc.	Common Stock	48
Omnicare, Inc.	Omnicare, Inc.	Common Stock	70
Orient-Express Hotels Ltd.	Orient-Express Hotels Ltd.	Common Stock	47
Panera Bread Co.	Panera Bread Co.	Common Stock	106

PDL BioPharma, Inc.	PDL BioPharma, Inc.	Common Stock	46
Penn National Gaming, Inc.	Penn National Gaming, Inc.	Common Stock	110
Pepsico, Inc.	Pepsico, Inc.	Common Stock	1,495
Petrohawk Energy Corp.	Petrohawk Energy Corp.	Common Stock	17
PNM Resources, Inc.	PNM Resources, Inc.	Common Stock	95
PPL Corp.	PPL Corp.	Common Stock	138
Precision Castparts Corp.	Precision Castparts Corp.	Common Stock	294
Proctor & Gamble Co.	Proctor & Gamble Co.	Common Stock	1,478
Psychiatric Solutions, Inc.	Psychiatric Solutions, Inc.	Common Stock	102
Qiagen N.V.	Qiagen N.V.	Common Stock	53
Qualcomm, Inc.	Qualcomm, Inc.	Common Stock	695
Rackable Systems, Inc.	Rackable Systems, Inc.	Common Stock	37
Redwood Trust, Inc.	Redwood Trust, Inc.	Common Stock	96
Rockwell Automation, Inc.	Rockwell Automation, Inc.	Common Stock	86
Rollins, Inc.	Rollins, Inc.	Common Stock	59
RTI International Metals, Inc.	RTI International Metals, Inc.	Common Stock	231
Ruth’s Chris Steak House, Inc.	Ruth's Chris Steak House, Inc.	Common Stock	43
Schlumberger Ltd.	Schlumberger Ltd.	Common Stock	1,124
SEI Investments Company	SEI Investments Company	Common Stock	27
Shire PLC	Shire PLC	Common Stock	653
Signature Bank	Signature Bank	Common Stock	56
SkyWest, Inc.	SkyWest, Inc.	Common Stock	79
SonoSite, Inc.	SonoSite, Inc.	Common Stock	51
Sotheby’s	Sotheby's	Common Stock	217
St. Jude Medical, Inc.	St. Jude Medical, Inc.	Common Stock	570
Sunstone Hotel Investors, Inc.	Sunstone Hotel Investors, Inc.	Common Stock	155
Tetra Technologies, Inc	Tetra Technologies, Inc	Common Stock	31
Texas Instruments, Inc.	Texas Instruments, Inc.	Common Stock	507
Texas Roadhouse, Inc.	Texas Roadhouse, Inc.	Common Stock	44
Thomas & Betts Corp.	Thomas & Betts Corp.	Common Stock	137
Transocean, Inc.	Transocean, Inc.	Common Stock	912
Trident Microsystems, Inc.	Trident Microsystems, Inc.	Common Stock	42
Trimble Navigation Ltd.	Trimble Navigation Ltd.	Common Stock	79
United Technologies Corp.	United Technologies Corp.	Common Stock	913
United Therapeutics Corp.	United Therapeutics Corp.	Common Stock	92
UnitedHealth Group, Inc.	UnitedHealth Group, Inc.	Common Stock	494
Univision Communications, Inc.	Univision Communications, Inc.	Common Stock	795
Urban Outfitters, Inc.	Urban Outfitters, Inc.	Common Stock	54
US Bancorp	US Bancorp	Common Stock	1,173
Vail Resorts, Inc.	Vail Resorts, Inc.	Common Stock	76
Valero Energy Corp.	Valero Energy Corp.	Common Stock	230
ValueClick, Inc.	ValueClick, Inc.	Common Stock	78

VCA Antech, Inc.	VCA Antech, Inc.	Common Stock	29
VeriFone Holdings, Inc.	VeriFone Holdings, Inc.	Common Stock	41
ViaSat, Inc.	ViaSat, Inc.	Common Stock	64
Viasys Healthcare, Inc.	Viasys Healthcare, Inc.	Common Stock	57
Volcom, Inc.	Volcom, Inc.	Common Stock	49
W. R. Berkley Corp.	W. R. Berkley Corp.	Common Stock	123
Wabtec Corp.	Wabtec Corp.	Common Stock	87
Walgreen Co.	Walgreen Co.	Common Stock	734
Walt Disney Co.	Walt Disney Co.	Common Stock	840
Warren Resources, Inc.	Warren Resources, Inc.	Common Stock	28
Washington Group International, Inc.	Washington Group International, Inc.	Common Stock	108
Weatherford International, Inc.	Weatherford International, Inc.	Common Stock	919
WESCO International, Inc.	WESCO International, Inc.	Common Stock	176
Williams Scotsman International, Inc.	Williams Scotsman International, Inc.	Common Stock	77
Witness Systems, Inc.	Witness Systems, Inc.	Common Stock	65
WMS Industries, Inc.	WMS Industries, Inc.	Common Stock	92
World Fuel Services Corp.	World Fuel Services Corp.	Common Stock	96
Wyeth	Wyeth	Common Stock	1,064
Yahoo, Inc.	Yahoo, Inc.	Common Stock	605
Zimmer Holdings, Inc	Zimmer Holdings, Inc	Common Stock	674
Zions Bancorp	Zions Bancorp	Common Stock	1,031